Exhibit 99.1


 Company: Jack Henry & Associates, Inc.   Analyst Contact:  Kevin D. Williams
          663 Highway 60, P.O. Box 807            Chief Financial Officer
          Monett, MO 65708                        (417) 235-6652

                                          IR Contact:  Jon Seegert
                                                  Director Investor Relations
                                                  (417) 235-6652
   FOR IMMEDIATE RELEASE
   ---------------------

               JACK HENRY ANNOUNCES THE ACQUISITION OF STRATIKA

 Monett, MO - January 5, 2005 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading provider of integrated computer systems and ATM/debit card/ACH transaction processing to banks and credit unions, today announced its acquisition of RPM Intelligence, LLC doing business as Stratika ("Stratika"). The Minnesota-based company provides a state-of-the-art customer and product profitability solution that enables financial institutions to improve their performance through the automated generation and management of enterprise-wide profitability information. Terms of the transaction were not disclosed.

 RPM, Stratika's flagship product, helps diverse financial institutions increase revenues, contain costs, and improve profits by calculating profitability for the institution from the individual product and customer profitability levels up to the overall organizational level. The customizable solution accommodates each organization's existing methodology for determining funds transfer pricing, credit costing based on customer credit-score, risk-based capital allocation, and product and service costs.

 According to Lynn Evans, chairman of Stratika, "Convergence in the financial services industry and the extremely competitive business environment are increasing margin and profitability pressures. As these pressures increase, financial services organizations must focus their resources on their most valuable customers and lucrative products, which requires accurate, timely profitability information. Our sophisticated profitability solution generates and manages this mission-critical information in a totally integrated, totally automated operating environment."

 "While many financial institutions have implemented some sort of profitability system, very few have a solution that provides immediate access to the information that can positively impact their bottom line and enhance their competitive position," reported Tony L. Wormington, president of Jack Henry. "Some of our largest and most progressive bank clients have contracted or implemented RPM and fully endorse the system's capabilities. We are convinced that RPM is competitively distinct, can materially benefit our bank and credit union clients, and is affordable for even our smallest clients."

 Jack F. Prim, CEO of Jack Henry, said, "The acquisition of Stratika supports our strategy to acquire successful companies that expand our product offering with best-of-breed business solutions. We believe that RPM will enable our clients to systematically improve their performance and support their business strategies with enterprise-wide profitability information. RPM supports the industry-wide trend to better manage profitability, and provides us with sales opportunities inside and outside our existing base of bank and credit union clients."

 "We expect the opportunity to deliver the RPM products together with existing Jack Henry financial and technology resources will maximize the market potential of this solution. This acquisition is expected to have a slightly accretive impact on EPS during the balance of fiscal '04 with significant potential growth in future years," concluded Kevin D. Williams, CFO of Jack Henry.

 RPM will be integrated with Jack Henry' SilverLake[R], CIF 20/20[R], and Core Director[R] core banking solutions; and the Episys[R] and Cruise[R] credit union core processing solutions provided by Jack Henry's Symitar subsidiary.


 About Stratika

 Stratika was originally founded by a team of business and software development experts intent on creating advanced business intelligence tools to allow their clients to become more efficient in managing corporate systems. Today, Stratika offers business intelligence solutions, Oracle[R] and Microsoft[R] database application development, and data warehousing for the financial services industry. For more information, please call 952-738-9189 extension 207 or visit www.stratika.com.


 About Jack Henry & Associates

 Jack Henry & Associates, Inc. is a leading provider of integrated computer systems and processor of ATM/debit card/ACH transactions for banks and credit unions. Jack Henry markets and supports its systems throughout the United States, and has approximately 5,900 customers nationwide. For additional information on Jack Henry, visit the company's Web site at www.jackhenry.com.

 Statements made in this news release that are not historical facts are forward-looking information. Actual results may differ materially from those projected in any forward-looking information. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information. Additional information on these and other factors, which could affect the Company's financial results, are included in its Securities and Exchange Commission (SEC) filings on Form 10-K, and potential investors should review these statements. Finally, there may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from any forward-looking information.